                                                                    EXHIBIT 12.1

          COMPUTATION OF RETURN ON AVERAGE COMMON SHAREHOLDERS' EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 1997

                                             SHAREHOLDERS' EQUITY
                                         ----------------------------    NUMBER OF
                                             TOTAL         COMMON          DAYS            TOTAL           COMMON
                                         -------------  -------------  -------------  ---------------  ---------------
January 1, 1997........................     89,220,449     64,595,576           14      1,249,086,286      904,338,064
January 15, 1997.......................     89,861,130     65,236,257            9        808,750,170      587,126,313
January 24, 1997.......................     89,863,767     65,238,894           22      1,977,002,874    1,435,255,668
February 15, 1997......................     90,682,794     66,057,921           12      1,088,193,528      792,695,052
February 27, 1997......................     90,696,354     66,071,481           16      1,451,141,664    1,057,143,696
March 15, 1997.........................     91,510,773     66,885,900           16      1,464,172,368    1,070,174,400
March 31, 1997.........................     86,834,771     62,209,898            1         86,834,771       62,209,898
                                                                                      ---------------  ---------------
Total..................................                                         90      8,125,181,661    5,908,943,091
Divide by Number of Days............................................................               90               90
                                                                                      ---------------  ---------------
Average.............................................................................       90,279,796       65,654,923
                                                                                      ---------------  ---------------
Net Income Available to Common Shares...............................................                   $     1,803,000
Divide by Average Common Shareholder's Equity.......................................                        65,654,923
                                                                                                       ---------------
Return on Average Common Shareholder's Equity.......................................                             11.14%
                                                                                                       ---------------
                                                                                                       ---------------

                                                                    EXHIBIT 12.1

          COMPUTATION OF RETURN ON AVERAGE COMMON SHAREHOLDERS' EQUITY

FOR THE THREE MONTHS ENDING MARCH 31, 1998

                                                                                             THREE MONTHS DAILY
                                             SHAREHOLDERS' EQUITY                             WEIGHTED AVERAGE
                                         ----------------------------    NUMBER OF    --------------------------------
                                             TOTAL         COMMON          DAYS            TOTAL           COMMON
                                         -------------  -------------  -------------  ---------------  ---------------
January 1, 1998........................    102,862,739    102,862,739           14      1,440,078,346    1,440,078,346
January 15, 1998.......................    103,454,431    103,454,431           12      1,241,453,172    1,241,453,172
January 27, 1998.......................    103,465,579    103,465,579           15      1,551,983,685    1,551,983,685
February 11, 1998......................    103,470,131    103,470,131            4        413,880,524      413,880,524
February 15, 1998......................    104,298,343    104,298,343            5        521,491,715      521,491,715
February 20, 1998......................    104,334,390    104,334,390            4        417,337,560      417,337,560
February 24, 1998......................    104,352,975    104,352,975            1        104,352,975      104,352,975
February 25, 1998......................    104,357,620    104,357,620            2        208,715,240      208,715,240
February 27, 1998......................    104,359,943    104,359,943           11      1,147,959,373    1,147,959,373
March 10, 1998.........................    104,403,746    104,403,746            5        522,018,730      522,018,730
March 15, 1998.........................    105,662,608    105,662,608            1        105,662,608      105,662,608
March 16, 1998.........................    105,662,630    105,662,630            2        211,325,260      211,325,260
March 18, 1998.........................    105,811,185    105,811,185           13      1,375,545,405    1,375,545,405
March 31, 1998.........................    105,825,634    105,825,634            1        105,825,634      105,825,634
Total..................................                                         90      9,367,630,227    9,367,630,227
Divide by Number of Days............................................................               90               90
                                                                                      ---------------  ---------------
Average.............................................................................      104,084,780      104,084,780
                                                                                      ---------------  ---------------
Net Income Available to Common Shares...............................................                   $     2,679,000
Divide by Average Common Shareholders' Equity.......................................                       104,084,780
                                                                                                       ---------------
Return on Average Common Shareholders' Equity (Annualized)..........................                             10.44%
                                                                                                       ---------------
                                                                                                       ---------------